Sierra Monitor Corporation Announces Financial Results

for the First Quarter Ended March 31, 2013

Completes Shipment of 400-Instrument Gas Detection System Valued at over $650,000

Milpitas, California – May 8, 2013 – Sierra Monitor Corporation (OTC: SRMC.OB), a company that designs, manufactures and sells high reliability electronic communications, safety and environmental instrumentation, today announced financial results for the first quarter ended March 31, 2013.

Financial Highlights

•	First quarter sales of approximately $4.4 million

•	First quarter income from operations of approximately $0.3 million

•	First quarter net income was approximately $0.2 million or $0.02 per share (basic and diluted)

•	Ended first quarter with strong balance sheet and approximately $2.3 million of cash

Business Highlights

•	Completed delivery of a 400-instrument gas detection safety system valued at over $650,000 to monitor alternative fuel bus parking and maintenance facilities in Ohio. The system included 26 multichannel controllers each with FieldServer gateways that enable centralized graphical representation of the facility safety status.

•	Received orders for multiple gas detection systems to be installed in a power plant in Malaysia and a refinery in Pakistan.

•	Completed qualification and began initial shipments of application specific communication gateways to allow networking of sub-metering instruments, which enable high-resolution collection of electricity consumption data, by a large electrical component manufacturer.

•	Supplied 22 FieldServer gateways to expand the central fire panel-monitoring network at the King Abdul University for Science and Technology (KAUST) in Saudi Arabia. This order is complementary to a large FieldServer network supplied to KAUST by the Company over the past three years.

•	Capitalized on the ongoing trend for conversion of vehicle fleets to natural gas technologies by supplying a gas detection system for safety monitoring of a beverage delivery vehicle maintenance facility.

•	Completed engineering development of the hardware and software components enabling KNX and M-Bus interface on the FieldServer platform. KNX is a worldwide standard for home and building controls and M-Bus is a standard protocol for reading devices such as heating energy meters, water volume counters or electricity energy meters.

First Quarter 2013 Financial Results

Total sales for the quarter ended March 31, 2013 were $4,357,109, compared to $6,201,936 reported for the same period of 2012. Sierra Monitor posted GAAP net income of $197,558, or $0.02 per share (basic and diluted), compared to a net income of $573,056, or $0.06 per share (basic and diluted), for the quarter ended March 31, 2012.

Sierra Monitor posted non-GAAP net income of $308,669, or $0.03 per share (basic and diluted), compared to a net income of $682,214, or $0.07 per share (basic and diluted), for the quarter ended March 31, 2012. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

The Company paid a quarterly dividend of $0.01 per share of common stock to shareholders of record on January 31, 2013.

“During the first quarter of 2013, our sales revenue returned to a more normalized run rate compared to the first quarter of 2012 where we had shipped the largest order for gas detection instrumentation in the Company’s history valued at over $2 million,” said Gordon R. Arnold, chairman and chief executive officer. “We are continuing to expand our international presence and increasing our presence in the alternative fuels market where we shipped an order for a gas detection system valued at over $650,000.”

Cash Position

At March 31, 2013 Sierra Monitor had $2,275,910 cash on hand and net accounts receivable of $2,477,431. The Company’s Days Sales Outstanding in Accounts Receivable (DSOs) was 50 days.

About Sierra Monitor Corporation

Sierra Monitor Corporation designs, manufactures and sells high reliability electronic communications, safety and environmental instrumentation. The company’s unique protocol gateway product lines enable communication between disparate electronic systems overcoming protocol language barriers. By enabling communication between central building automation systems and many electronic subsystems, such as fire panels, chillers and air handlers, Sierra Monitor’s solutions enable the integration of energy saving building automation systems. The Company’s products improve the safety and comfort of workers while contributing to climate and natural resource protection. Sierra Monitor’s intelligent hazardous gas and flame detection systems can be found in a broad range of applications including alternate fuel vehicle maintenance facilities, US Navy ships, wastewater treatment facilities, refineries, offshore oil platforms, chemical plants, parking garages and underground telephone vaults providing 24/7 protection of personnel and facilities.

The Company’s vision is to capitalize on the expanding worldwide demand for knowledge-based products and services that improve operational performance, productivity, efficiency and safety in building automation, industrial and military applications, while reducing demands on resources and energy consumption.

Sierra Monitor Investor Relations Contact:

Steve Polcyn

408-262-6611 ext. 134

spolcyn@sierramonitor.com

Table A

SIERRA MONITOR CORPORATION

Condensed Statements of Operations

(Unaudited)

	For the three months ended March 31,
	2013	2012
Net sales	$4,357,109	$6,201,936
Cost of goods sold	1,904,945	3,042,578
Gross profit	2,452,164	3,159,358
Operating expenses
Research and development	515,496	572,833
Selling and marketing	1,064,544	1,038,201
General and administrative	542,874	592,790
	2,122,914	2,203,824
Income from operations	329,250	955,534
Interest income	2,763	58
Income before income taxes	332,013	955,592
Income tax provision	134,455	382,536
Net income	$197,558	$573,056
Net income available to common shareholders per common share
Basic	$0.02	$0.06
Diluted	$0.02	$0.06
Weighted average number of common shares used in per share computations:
Basic	10,070,978	9,901,177
Diluted	10,131,166	10,105,661

Table B

SIERRA MONITOR CORPORATION

  Balance Sheets

Assets	March 31,	December 31,
	2013	2012
	(unaudited)
Current assets:
Cash and cash equivalents	$2,275,910	$2,306,258
Trade receivables, less allowance for doubtful accounts of approximately $83,000 at March 31, 2013 and December 31, 2012,	2,477,431	1,913,185
Inventories, net	2,724,107	2,994,804
Prepaid expenses	370,222	280,363
Income tax deposit	120,796	120,796
Deferred income taxes - current	335,730	335,730
Total current assets	8,304,196	7,951,136

Property and equipment, net	284,160	289,505
Other assets	228,209	135,393
Total assets	$8,816,565	$8,376,034

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$676,785	$713,973
Accrued compensation expenses	425,686	259,546
Income taxes payable	131,451	-
Other current liabilities	87,531	89,989
Total current liabilities	1,321,453	1,063,508

Deferred tax liability	59,419	59,419
Total liabilities	1,380,872	1,122,927

Commitments and contingencies
Shareholders’ equity:
Common stock, $0.001 par value; 20,000,000 shares authorized; 10,104,311 and 10,004,311 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively.	10,104	10,004
Additional paid-in capital	2,957,869	2,871,898
Retained earnings	4,467,720	4,371,205
Total shareholders’ equity	7,435,693	7,253,107
Total liabilities and shareholders’ equity	$8,816,565	$8,376,034

NON-GAAP FINANCIAL MEASURES

Sierra Monitor refers to certain non-GAAP operating results in evaluating and measuring the performance of our ongoing operations and for planning and forecasting future periods. These non-GAAP financial measures also facilitate internal comparisons to historical operating results. The Company presents these non-GAAP financial measures because it believes them to be important supplemental measures of performance that are used by security analysts, investors and other interested parties in the evaluation of companies in our industry. The Company presents these non-GAAP financial measures because it believes them to be important supplemental measures of performance that are used by security analysts, investors and other interested parties in the evaluation of companies in our industry.

These non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income, operating income, and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP. Our management uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparison..

The accompanying news release dated May 8, 2013 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures in that news release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP net profit and basic and diluted non-GAAP net profit per share.

We exclude the following items from our non-GAAP financial measures as we do not believe they are indicative of our ongoing operations and are excluded in our internal measures for budget and planning purposes:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets such as certifications obtained from Nationally Recognized Test Laboratories.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management’s knowledge.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses.

Stock-Based Compensation Expense

Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. The Company excludes stock-based compensation because it is non-cash in nature. We compute weighted average diluted shares using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

Table C

SIERRA MONITOR CORPORATION

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited)

	For the three months ended
	March 31
	2013	2012

GAAP Net Income	$197,558	$573,056
Depreciation and amortization	66,275	74,996
Provision for bad debt expense	-	1,350
Provision for inventory losses	21,765	10,000
Stock based compensation expense	23,071	22,812
Total adjustments to GAAP net income	111,111	109,158
Non-GAAP Net Income	$308,669	$682,214

Non GAAP Net Income Per Share:
Basic	$0.03	$0.07
Diluted	$0.03	$0.07
Weighted-average number of shares used in per share computations:
Basic	10,070,978	9,901,177
Diluted	10,131,166	10,105,661